Exhibit 10.85

Facility Offer Letter

To :	MFLEX Chengdu Co., Ltd:

According to the application from MFLEX Chengdu Co., Ltd (“Applicant”), our bank agrees to issue this Facility Offer Letter (“Letter”) for the purpose of comprehensive credit line. The details of the Letter are listed as follows:

1. The total amount of credit line granted by the Letter should not exceed USD 11,000,000.00 (revolving use; short-term loan: US$ 9 million; trade financing business and letter of guarantee business: US$ 1 million; and undertaking capital business: US$ 1million).

Of such credit line, the loan interest rate of US dollar should be negotiated and determined by both parties based on lending cost in the market of US dollar on actual loan day.

2. The purpose of such loan should comply with relevant laws and regulations, supervisory rules and policies.

3. Such loan will be approved to be granted after obtaining permission of verification procedures set by our bank and in compliance with loan conditions required by our bank.

4. The authoritative institution to approve such loan is Bank of China Sichuan Branch.

5. The Letter validates from the date of execution to February 5, 2014.

6. Laws of PRC shall apply to the Letter.

    Bank of China

    Chengdu Development West-Zone Sub-branch

    /chopped/

March 1, 2013

The Price of Financing Service

Business		Price Quoted In the Market	MFLEX Price
USD	USD Loan	Negotiated by BOC and MFLEX according to the variation of market price
	USD time deposit	Negotiated by BOC and MFLEX according to the variation of market price
	USD Purchase	Selling Rate	Middle Rate
	USD Sale	Buying Rate	Middle Rate
	Account Fee	RMB 600.00 per year	Free
RMB	One-day Call	0.80%
	Seven-day Call	1.35%
	Agreement Deposit	1.15%
	Account Fee	RMB 360.00 per year	Free
	Receipts Management	RMB 200.00 per year	Free
Remit	Outward Remittances(Overseas) Commission	1‰ of amount, Min RMB50.00, Max RMB1000.00	Free
	Outward Remittances(Overseas) Cable Charges	RMB 150.00	USD 12.00
	Remittances(Domestic) Commission	1‰ of amount, Min RMB50.00, Max RMB1000.00	USD 5.00
	Remittances(Domestic) Cable Charges	RMB 10.00	USD 1.00
Import L/C	Opening	1.5‰ of amount, Min RMB500.00;0.05% of amount for per season as the expiry extend for 3 months	0.75‰ of amount, Min RMB500.00
	Amendment	RMB 100.00
	Acceptance	1‰ of amount per month, Min RMB150.00	0.5‰ of amount per month, Min RMB150.00
	Dishonor	RMB 200.00
	Buty-free Guarantee	1‰ of amount for per season, Min RMB500.00	0.5‰ of amount for per season, Min RMB500.00
Online Banking	USB-KEY	RMB 50.00 per person	Free
	Annual Charge	RMB 100.00 per person a year	Free